Exhibit 3.1(b)

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

DAG MEDIA, INC.

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is: DAG Media, Inc.

SECOND: The certificate of incorporation was filed by the Department of State on: February 22, 1999

THIRD: The changes effected hereby are:

(i)	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:

DAG Media, Inc.
192 Lexington Avenue, 5th Floor
New York, New York 10016

(ii)	The county location, within this state, in which the office of the corporation is located, is changed to: New York

FORTH: The change was authorized by the board of directors.

Signature	/s/ Assaf Ran Assaf Ran Chief Executive Officer

CERTIFICATE OF CHANGE

OF

DAG Media, Inc.

Under Section 805-A of the Business Corporation Law

Filer’s Name	DAG Media, Inc.

Address	192 Lexington Avenue, 5th Floor

City, State and Zip Code	New York, New York 10016